Exhibit 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED LIMITED
 PARTNERSHIP AGREEMENT

This Amendment (this “Amendment”) to the Amended and Restated Limited Partnership Agreement of JER US Debt Co-Investment Vehicle, L.P. is made as of this 4th day of December, 2008, by and among JER Debt Co-Investment Advisors, L.P., a Delaware limited partnership, as general partner (the “General Partner”), JERIT Non-CDO Assets Holding LLC, a Delaware limited liability company, as limited partner, JER Fund IV US Debt Co-Investment, LLC, a Delaware limited liability company, as limited partner and the California Public Employees’ Retirement System, as limited partner (collectively, the “Limited Partners”).

WHEREAS, the General Partner and the Limited Partners have entered into (either directly or by subscription agreement, as applicable) that certain Amended and Restated Limited Partnership Agreement of JER US Debt Co-Investment Vehicle, L.P. (the “LPA”) dated as of December 11, 2007; and

WHEREAS, the General Partner and the Limited Partners desire to amend certain provisions of the LPA in accordance with the terms of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby recognized and acknowledged by the parties hereto, the parties hereto agree as follows:

1.           Amendments. (a) The definition of “Expiration Date” in Article I of the LPA is hereby deleted in its entirety, and the following definition is hereby substituted therefor:

“Expiration Date:  The date which is the second anniversary of the Closing.”

(b) The following definitions of “WestLB Line” and “Management Fee Determination Date” are hereby inserted into Article I of the LPA:

“Management Fee Determination Date”:  With respect to a determination of the Management Fee, the applicable date the Management Fee is calculated hereunder.

“WestLB Line”: That certain revolving credit facility made pursuant to that certain Revolving Credit Agreement dated as of February 1, 2008 by and among the Partnership, as borrower, WestLB AG New York Branch, as administrative agent and WestLB AG New York Branch, as structuring agent, as the same may be amended, restated, extended, supplemented, replaced or otherwise modified.

(c) Section 4.6(a) of the LPA is hereby deleted in its entirety, and the following is hereby substituted therefor:

“4.6 Other Activities. Exclusivity. (a)  Except as provided herein, until December 11, 2008, the General Partner shall seek to pursue all investment opportunities meeting the Investment Guidelines for the exclusive benefit of the Partnership; provided, that the foregoing shall not apply to investments, the acquisition costs of which individually do not exceed $5,000,000. Notwithstanding the foregoing, the General Partner may cause the Partnership to co-invest in any investment opportunity meeting the investment objectives of the (i) Partnership and (ii) JER Fund IV and/or JERIT, with such co-investment being allocated 55% to the Partnership and 45% to JER Fund IV and/or JERIT; provided, that where the Partnership and JER Fund IV and/or JERIT invest in the same investment opportunity, JER Fund IV and/or JERIT shall, subject to tax, legal, regulatory, accounting and other similar considerations, invest and divest at substantially the same time and on substantially the same terms and conditions as those on which the Partnership invests; provided, that the Partnership may separately dispose of its pro rata share of such Investment without the consent of JER Fund IV and/or JERIT, as applicable; and provided, further, that until four months after the Closing date all Target Investments shall be allocated 100% to the Partnership. The General Partner hereby confirms that no allocation pursuant to the immediately preceding sentence shall result in CalPERS, through its Interest in the Partnership, indirectly owning less than 50% of any Investment. Notwithstanding anything to the contrary contained herein, it is hereby acknowledged and agreed that from and after December 11, 2008, the General Partner shall have no further duty or obligation (i) to pursue any investment opportunities for the benefit of the Partnership or (ii) to allocate any investment opportunities between/among the Partnership, JER Fund IV and/or JERIT, as would otherwise be required hereunder.”

(d) Section 6.1(a) of the LPA is hereby deleted in it is entirety, and the following is hereby substituted therefor:

“6.1 Management Fees. (a) The Management Fee will commence accruing as of the date of the Closing. CalPERS shall make a Capital Contribution to the General Partner of the fee applicable to such Limited Partner (the “Management Fee”) described below. The Management Fee shall be paid quarterly in arrears in the manner and on the dates set forth in Section 3.1. The Management Fee may also be paid out of CalPERS’ share of Investment Proceeds, and the General Partner may cause the Partnership to borrow funds to pay the Management Fee. Commencing on December 11, 2008, through and including December 11, 2009, the Management Fee on any date shall be an amount equal to the product of (I) 1.5% per annum and (II) the sum of (A) CalPERS’ aggregate Capital Contributions for Investments plus (B) CalPERS’ pro rata share of the outstanding principal balance on the WestLB Line as of the applicable Management Fee Determination Date minus (C) CalPERS’ pro rata share of all unrestricted cash and cash equivalents held by the Partnership as of the applicable Management Fee Determination Date minus (D) Capital Contributions for Investments that have been the subject of a Disposition. After December 11, 2009, the Management Fee on any date shall be an amount equal to the product of (I) 1.5% per annum and (II) the sum of (A) CalPERS’ aggregate Capital Contributions for Investments minus (B) Capital Contributions for Investments that have been the subject of a Disposition.”

2.           Continuing Effect. Except as expressly set forth in this Amendment, the LPA remains in full force and effect and is hereby ratified and confirmed in all respects.

3.           Counterparts. This Amendment may be executed in one or more counterparts, all of which shall constitute one and the same instrument.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered in their names as of the date first written above.

GENERAL PARTNER:

JER DEBT CO-INVESTMENT ADVISORS, L.P., a Delaware limited partnership

By:	JER DEBT Co-Investment Advisors, L.L.C., its general partner

	By:	/s/ Mark S. Weiss
Name: Mark S. Weiss
Title: Managing Director

LIMITED PARTNERS:

CALIFORNIA PUBLIC EMPLOYEES’
RETIREMENT SYSTEM

By:	/s/ JJ Jelincic
Name: JJ Jelincic
Title: Investment Officer III

JERIT NON-CDO ASSETS HOLDING LLC, a Delaware limited liability company

By:	JER Investors Trust Inc., a Maryland corporation, its sole member

	By:	/s/ Mark S. Weiss
Name: Mark S. Weiss
Title: President

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

JER FUND IV US DEBT CO-INVESTMENT, LLC, a Delaware limited liability company

By:	JER REAL ESTATE PARTNERS IV, L.P. a Delaware limited partnership, Member

By: JER REAL ESTATE ADVISORS IV, L.P. a Delaware limited partnership, its general partner
By: JER REAL ESTATE ADVISORS IV, INC. a Delaware corporation, its general partner

	By:	/s/ Gerald R. Best
Name: Gerald R. Best
Title: Director & Counsel

By:	JER REAL ESTATE QUALIFIED PARTNERS IV, L.P. a Delaware limited partnership, Member
By: JER REAL ESTATE ADVISORS IV, L.P. a Delaware limited partnership, its general partner
By: JER REAL ESTATE ADVISORS IV, INC. a Delaware corporation, its general partner

	By:	/s/ Gerald R. Best
Name: Gerald R. Best
Title: Director & Counsel